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                                                                   Exhibit 23.2



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non-Qualified Stock Option Plan of Second Bancorp Incorporated of our report dated January 23, 2001, with respect to the consolidated financial statements of Second Bancorp Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Cleveland, Ohio
August 20, 2001